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                                                                    EXHIBIT 99.j


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", and "Independent Auditors" and to the use of our report dated February 20, 2003 in the Registration Statement (Form N-1A) and the related prospectus and statement of additional information of Driehaus Mutual Funds (comprised of Driehaus International Growth Fund, Driehaus International Discovery Fund, Driehaus European Opportunity Fund, Driehaus Asia Pacific Growth Fund, and Driehaus Emerging Markets Growth Fund) and its incorporation by reference in the prospectus of Driehaus Mutual Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (File No. 333-05265) and in this Amendment No. 15 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07655).



                                                    /s/ ERNST & YOUNG, LLP


Chicago, Illinois
April 23, 2003